[PROXY]


                              WARBURG PINCUS FUNDS

                                   [FUND NAME]

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                  The undersigned hereby appoints EUGENE L. PODSIADLO, JANNA MANES and STUART J. COHEN, and each of them, as proxies of the undersigned, each with the power to appoint his or her substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated on the reverse side, all the shares of the Warburg Pincus Fund named above held of record by the undersigned, or with respect to which the undersigned is entitled to vote or act, at the Special Meeting of Shareholders to be held on May 21, 1999 at 3:00 p.m., Eastern time, for the purposes referred to on the reverse side.
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        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
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NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.
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HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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                                 [REVERSE SIDE]

         PLEASE MARK VOTES
         AS IN THIS EXAMPLE [ ]

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         WARBURG PINCUS FUNDS
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                            For  Against   Abstain
                            [ ]    [ ]       [ ]

                         1. To approve or disapprove a new investment advisory agreement for the Fund.


             VOTE THIS CARD TODAY!
      BY MAIL, BY PHONE AT 1-800-848-3409
         OR ON-LINE AT WWW.WARBURG.COM

                            For All        Withheld    For all
                            Nominees                   Except
                              [ ]             [ ]       [ ]

                         2. To elect Directors/Trustees of the Fund:

                             R.H. Francis         W.W. Priest
                             J.W. Fritz           S.N. Rappaport
                             J.E. Garten          A.M. Reichman
                             J.C. Pasman          A.B. Trowbridge


                         INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s).

                            For  Against   Abstain
                            [ ]    [ ]       [ ]

                         3. To approve or disapprove a new sub-investment advisory agreement for the Fund.
                         (Proposal 3 only applicable to certain funds as indicated in the accompanying proxy statement).

                            For  Against   Abstain
                            [ ]    [ ]       [ ]

                         4. To ratify the selection of Pricewaterhouse Coopers LLP as independent accountants for the Fund for the current fiscal year.

                         Please be sure to sign and date this Proxy.

                         Date Mark box at right if comments or address change have been noted on the reverse side of this card. [ ]


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Shareholder sign here     Co-owner sign here             RECORD DATE SHARES: